For period ended 11/30/12                                Series 13,21
File Number 811-7852

Sub-Item 77I:  Terms of new or amended securities
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In  connection with USAA Mutual Funds Trust the following portfolios were changed as listed:


  Previous Name                  New Name
  -------------                  --------
  Cornerstone Strategy Fund      Cornerstone Moderately Aggressive Fund

  Balanced Strategy Fund	     Cornerstone Moderate Fund


Effective as of June 8, 2012.